Exhibit 99.1

Sow Good Reports Third Quarter 2024 Results

IRVING, TEXAS, November 14, 2024 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze-dried dried candy and treat industry, is reporting financial and operating results for the third quarter ended September 30, 2024.

“We are pleased to announce that our sixth freeze dryer is operational and that we were able to resume shipments in October following a third quarter pause due to quality concerns amid extreme summer heat,” said Claudia Goldfarb, CEO of Sow Good. “Unfortunately, some melted products reached shelves, impacting short-term sales velocity. We are working closely with our retail partners to remove these items and restore the growth we saw earlier in the year. Moving forward, we are implementing temperature-controlled distribution to prevent similar issues next summer.

“As we look ahead, we’ve expanded our sales team to pursue the opportunities we have in the over 100,000 U.S. stores that could carry our treats but currently do not. According to IRI data, we are only in about 10% of locations that traditionally carry candy, giving us significant room for growth. While large CPG companies are entering the freeze-dried candy space, leveraging their significant market power and budgets to minimize competition, we see this as a validation of the category that we helped establish and a testament to our product’s strength. Although we anticipate some short-term impact on certain customer relationships and sales, we remain confident in our brand’s position.”

Third Quarter 2024 Highlights

•

Revenue in the third quarter of 2024 was $3.6 million compared to $5.0 million for the same period in 2023. The decrease was largely due to the Company’s decision to delay the majority of product shipments as the extreme heat during the period was negatively impacting product quality. In addition, revenue was affected by an increase in promotional activity and customer allowances.

•

Gross profit in the third quarter of 2024 was $0.6 million compared to $1.3 million for the same period in 2023. Gross margin was 16.0% in the third quarter of 2024 compared to 27.0% in the prior year period. The decline in margin was primarily due to higher costs of goods sold as a percentage of revenue due to higher costs related to the company’s new facility and a lower production yield.

•

Operating expenses in the third quarter of 2024 were $3.8 million compared to $1.0 million for the same period in 2023, primarily due to strategic investments in brand expansion and infrastructure growth as well as higher salaries and benefits expense. The Company allocated more resources toward trade shows and branding and marketing efforts, aiming to strengthen its market presence and support the expansion into new retail and distribution channels. Occupancy costs also increased as the Company transitioned to a 320,000-square-foot facility to accommodate rising demand.

•

Net loss in the third quarter of 2024 was $3.4 million, or $(0.33) per diluted share, compared to net income of $0.3 million, or $0.04 per diluted share, for the same period in 2023. The decline reflects the lower level of gross profit generated during the quarter and increased operating expenses during the 2024 period.

Exhibit 99.1

•

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) in the third quarter of 2024 was ($1.9) million compared to $0.6 million for the same period in 2023. For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net income, please see the tables below.

•	Cash and cash equivalents were $6.9 million at September 30, 2024, compared to $2.4 million at December 31, 2023.

Year to Date 2024 Highlights

•

Revenue for the nine months ending September 30, 2024, increased significantly to $30.6 million compared to $6.5 million in 2023. The substantial revenue growth underscores the effectiveness of the Company’s retail distribution outlet expansion strategy as well as price improvements.

•

Gross profit for the nine months ending September 30, 2024, increased significantly to $14.2 million compared to $(0.1) million in 2023. Gross margin was 46.4% in the first nine months of 2024 compared to negative 2.0% in the prior year period. This was driven by strong revenue growth combined with raw material cost improvements.

•

Operating expenses for the nine months ending September 30, 2024, increased to $11.6 million from $2.9 million in 2023 as the Company scaled operations to support the strong revenue growth referenced above.

Ira Goldfarb, Executive Chairman of Sow Good, added: “We remain committed to our growth strategy, driven by our proprietary technology and focus on quality. Our retail partner roster is expanding with launches at World Market, Cracker Barrel, Kroger, Albertsons, and Five Below, along with new prospects in international markets, regional and convenience stores, and non-traditional channels.”

Conference Call

Sow Good will conduct a conference call today at 10:00 A.M. Eastern time to discuss its results for the third quarter ended September 30, 2024.

Date: Thursday, November 14, 2024

Time: 10:00 a.m. Eastern time

Registration Link: https://register.vevent.com/register/BI42dee1790eee4c30ae622dda21abc466

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.sowginc.com.

About Sow Good Inc.

Sow Good Inc. is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Exhibit 99.1

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this press release as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before depreciation, interest expense, net and income tax benefit, adjusted to eliminate loss on early extinguishment of debt and stock-based compensation. The most directly comparable GAAP measure is net income (loss). Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

Exhibit 99.1

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases or disruptions (including as a result of seasonal factors); and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 and our most recent Quarterly Reports on Form 10-Q. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

Exhibit 99.1

SOW GOOD INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$6,946,387	$2,410,037
Accounts receivable, net	1,232,958	2,578,259
Inventory	19,434,041	4,123,246
Prepaid inventory	572,098	563,131
Prepaid expenses	202,430	563,164
Total current assets	28,387,914	10,237,837

Property and equipment:
Construction in progress	2,848,191	1,522,465
Property and equipment	9,430,983	6,287,422
Less accumulated depreciation	(1,550,550)	(967,602)
Total property and equipment, net	10,728,624	6,842,285

Security deposit	1,357,956	346,616
Right-of-use asset	17,193,154	4,061,820
Total assets	$57,667,648	$21,488,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,301,098	$853,535
Accrued interest	398,617	860,693
Accrued expenses	1,839,323	648,947
Income tax payable - current	65,603	-
Current portion of operating lease liabilities	2,140,084	550,941
Current maturities of notes payable, related parties, net of $447,236 and $431,854 of debt discounts at September 30, 2024 and December 31, 2023, respectively	2,731,901	2,543,146
Current maturities of notes payable, net of $26,116 and $86,062 of debt discounts as of September 30, 2024 and December 31, 2023, respectively	213,134	313,938
Total current liabilities	8,689,760	5,771,200

Operating lease liabilities	16,005,280	3,671,729
Notes payable, related parties, net of $0 and $1,448,858 of debt discounts as of September 30, 2024 and December 31, 2023, respectively	-	4,171,142
Notes payable, net of $0 and $135,962 of debt discounts as of September 30, 2024 and December 31, 2023, respectively	150,000	594,038

Total liabilities	24,845,040	14,208,109

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 10,245,388 and 6,029,371 shares issued and outstanding as of September 30, 2024 and December 31, 2023	10,245	6,029
Additional paid-in capital	91,086,537	66,014,415
Accumulated deficit	(58,274,174)	(58,739,995)
Total stockholders' equity	32,822,608	7,280,449

Total liabilities and stockholders' equity	$57,667,648	$21,488,558

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$3,554,157	$5,034,203	$30,608,526	$6,548,479
Cost of goods sold	2,998,171	3,698,962	16,415,970	6,679,224
Gross profit	555,986	1,335,241	14,192,556	(130,745)

Operating expenses:
General and administrative expenses:
Salaries and benefits	1,875,908	618,907	6,350,038	1,450,103
Professional services	320,289	294,720	1,382,393	404,256
Other general and administrative expenses	1,607,844	74,728	3,879,350	959,218
Total general and administrative expenses	3,804,041	988,355	11,611,781	2,813,577
Depreciation and amortization	8,583	9,261	23,060	94,638
Total operating expenses	3,812,624	997,616	11,634,841	2,908,215

Net operating income (loss)	(3,256,638)	337,625	2,557,715	(3,038,960)

Other income (expense):
Interest income	39,509	-	43,639	-
Interest expense	(225,095)	(3,641)	(1,243,428)	(1,349,486)
Loss on early extinguishment of debt	-	-	(696,502)	-
Total other income (expense)	(185,586)	(3,641)	(1,896,291)	(1,349,486)

Income (loss) before income tax	(3,442,224)	333,984	661,424	(4,388,446)
Benefit (provision) for income tax	62,315	-	(195,603)	-
Net income (loss)	$(3,379,909)	$333,984	$465,821	$(4,388,446)

Weighted average common shares outstanding - basic	10,245,388	5,123,735	8,651,223	4,942,182
Net income (loss) per common share - basic	$(0.33)	$0.07	$0.05	$(0.89)

Weighted average common shares outstanding - diluted	10,245,388	8,066,577	9,613,553	4,942,182
Net income (loss) per common share - diluted	$(0.33)	$0.04	$0.05	$(0.89)

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	For the Three Months Ended September 30, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2024	10,245,388	10,245	89,899,666	(54,894,265)	35,015,646
Common stock issued in public offering, net of offering costs	–	–	–	–	-
Common stock issued in private placement offering	–	–	–	–	-
Common stock issued to directors for services	–	–	–	-	-
Proceeds from exercise of stock options and warrants	–	–	–	–	-
Common stock options granted to directors and advisors for services	–	–	29,284	–	29,284
Common stock options granted to officers and employees for services	–	–	1,157,587	–	1,157,587
Net loss for the three months ended September 30, 2024	–	–	–	(3,379,909)	(3,379,909)
Balance, September 30, 2024	10,245,388	$10,245	$91,086,537	$(58,274,174)	$32,822,608

	For the Three Months Ended September 30, 2023
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2023	4,868,083	$4,868	$59,117,367	$(60,401,992)	$(1,279,757)
Common stock issued in private placement offering	735,000	74	3,674,926	–	3,675,000
Common stock issued to directors for services	–	–	–	–	-
Common stock options granted to directors and advisors for services	–	–	29,296	–	29,296
Common stock options granted to officers and employees for services	–	–	111,463	–	111,463
Net income for the three months ended September 30, 2023	–	–	–	333,984	333,984
Balance, September 30, 2023	5,603,083	$4,942	$62,933,052	$(60,068,008)	$2,869,986

	For the Nine Months Ended September 30, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	–	11,974,976
Common stock issued in private placement offering	515,597	516	3,737,484	–	3,738,000
Common stock issued to directors for services	31,211	32	295,616	–	295,648
Proceeds from exercise of stock options and warrants	2,289,209	2,288	5,670,680	–	5,672,968
Common stock options granted to directors and advisors for services	–	–	86,892	–	86,892
Common stock options granted to officers and employees for services	–	–	3,307,854	–	3,307,854
Net income for the nine months ended September 30, 2024	–	–	–	465,821	465,821
Balance, September 30, 2024	10,245,388	$10,245	$91,086,537	$(58,274,174)	$32,822,608

	For the Nine Months Ended September 30, 2023
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2022	4,847,384	$4,847	$58,485,602	$(55,679,562)	$2,810,887
Common stock issued in private placement offering	735,000	74	3,674,926	–	3,675,000
Common stock issued to directors for services	20,699	21	125,208	–	125,229
Common stock warrants granted to related party note holders pursuant to debt financing	–	–	197,198	–	197,198
Common stock warrants granted to note holders pursuant to debt financing	–	–	50,682	–	50,682
Common stock options granted to directors and advisors for services	–	–	91,990	–	91,990
Common stock options granted to officers and employees for services	–	–	307,446	–	307,446
Net loss for the three months ended September 30, 2023	–	–	–	(4,388,446)	(4,388,446)
Balance, September 30, 2023	5,603,083	$4,942	$62,933,052	$(60,068,008)	$2,869,986

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$465,821	$(4,388,446)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bad debts expense	176,032	-
Depreciation and amortization	582,948	306,092
Non-cash amortization of right-of-use asset and liability	791,360	15,245
Impairment of obsolete inventory	-	2,075,080
Common stock issued to directors for services	295,648	125,229
Amortization of stock options	3,394,746	399,436
Amortization of stock warrants issued as a debt discount	932,883	900,228
Loss on early extinguishment of debt	696,502	-
Decrease (increase) in current assets:
Accounts receivable	1,169,269	(1,197,608)
Prepaid expenses	360,734	(10,760)
Inventory	(15,319,762)	(2,342,871)
Security deposits	(1,011,340)	(12,309)
Increase (decrease) in current liabilities:
Accounts payable	447,563	257,091
Income tax payable	65,603	-
Accrued interest	(363,326)	419,807
Accrued expenses	1,190,375	125,270
Net cash provided by used in operating activities	(6,124,944)	(3,328,516)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,143,561)	(1,326,276)
Cash paid for construction in progress	(1,325,726)	-
Net cash used in investing activities	(4,469,287)	(1,326,276)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock offerings, net of offering costs of $859,024	15,712,976	3,675,000
Proceeds from the exercise of warrants and options	373,855	-
Proceeds received from notes payable, related parties	-	2,400,000
Proceeds received from notes payable	-	400,000
Repayments of borrowings	(956,250)	-
Net cash provided by financing activities	15,130,581	6,475,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,536,350	1,820,208
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,410,037	276,464
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,946,387	$2,096,672

SUPPLEMENTAL INFORMATION:
Interest paid	$667,293	$27,878
Interest received	$43,639	-
Income taxes paid	$130,000	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash exercise of warrants	$5,299,113	-
Repayment of interest	$(98,750)	-
Repayments of borrowings	$(5,200,363)	-
Reclassification of construction in progress to property and equipment	$2,864,649	$1,766,110
Value of debt discounts attributable to warrants	$-	$247,880

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income (loss)	$(3,379,909)	$333,984	$465,821	$(4,388,446)
Depreciation and amortization	216,164	150,676	582,948	306,092
Interest expense, net	185,586	3,641	1,199,789	1,349,486
Provision for income tax	(62,315)	-	195,603	-
EBITDA	(3,040,474)	488,301	2,444,161	(2,732,868)
Share-based payments	1,186,871	140,759	3,690,394	524,665
Loss on early extinguishment of debt	-	-	696,502	-
Adjusted EBITDA	$(1,853,603)	$629,060	$6,831,057	$(2,208,203)